Exhibit 3.6

FOURTH AMENDMENT OF TWENTY-FIRST RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-First Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twenty-First Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 25, 2019.

(3)

The Twenty-First Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 456.

In affirmation thereof, the facts stated above are true.

Dated:  May 22, 2019

General Partner:

By	/s/ Penny Pennington
Penny Pennington
Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Landsman, Dean Jonathan	5/1/19	12555 Manchester Road	St. Louis, MO 63131
Reifschneider, David Lee	5/1/19	12555 Manchester Road	St. Louis, MO 63131
The Lisa M. Klassen Revocable Living Trust	5/1/19	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
David Lee Reifschneider Revocable Trust	5/1/19	12555 Manchester Road	St. Louis, MO 63131
Dean J. Landsman and Linda C. Landsman Trust	5/1/19	12555 Manchester Road	St. Louis, MO 63131
Kingston, Jennifer S.	5/1/19	12555 Manchester Road	St. Louis, MO 63131
The Lisa M Klassen Revocable Living Trust	5/1/19	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Fourth Amendment of Twenty-First Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.